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                                                                    EXHIBIT 10.4

August 12, 2004

Tim Michno
17 Hidden Meadow Lane
New Canaan, CT 06840

Dear Tim:

This will confirm the agreement ("Agreement") between you and Movado Group, Inc and/or one of its subsidiaries (together, the "Company") concerning certain terms relating to your continued employment by the Company and the payment of severance by the Company to you under certain circumstances. You acknowledge that the option grant and the other obligations undertaken by the Company as set forth in this Agreement are in addition to any payments or other benefits to which you are otherwise entitled. Capitalized terms used but not otherwise defined below or elsewhere in this Agreement, shall have the meaning given such terms in the Movado Group, Inc. 1996 Stock Incentive Plan, as amended and restated as of April 8, 2004 ("Plan").

1. OPTION GRANT. You are hereby granted an option to purchase that number of shares of Movado Group, Inc. common stock ("Stock") as set forth on Schedule A (attached to and made a part of this Agreement) at a purchase price per share equal to the Fair Market Value of the Stock on the date that both you and the Company have signed this Agreement ("Effective Date").

2. EMPLOYMENT AT WILL; SEVERANCE. Your employment with the Company is on an at-will basis, meaning that you may resign at any time and, likewise, the Company has the right to terminate your employment at any time, with or without Cause. "Cause" means conviction of a felony committed by you prior to termination of your employment with the Company; your knowing violation of a material Company policy; your failure to perform any of your material obligations hereunder or the material duties of your position with the Company; or your gross negligence in the performance of your duties or breach of your fiduciary duty to the Company as reasonably determined by the Company's Chief Executive Officer. If the Company terminates your employment without Cause, it will pay you as severance an amount equal to your bi-weekly base salary for a period of 12 months after the date of such termination ("Severance Period"); except that no such severance shall be due or payable to you if you violate any of the terms of this Agreement. All such payments that are due, will be made, net of all withholding taxes, on a bi-weekly basis and will be paid to your estate in the event of your death during the Severance Period. "Base salary" does not include any commission or bonus payments or auto allowance. Any bonus or commission payments which are earned and vested prior to your resignation, or termination without Cause by the Company, will be paid to you in accordance with the terms of any such bonus or commission plan. To the extent medical insurance coverage is available following such termination through COBRA, but not otherwise provided under the Company's disability policies or plans, the Company will pay the costs of such insurance for you under COBRA for the Severance Period, or, if

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      shorter, for the maximum period allowed or until you either become eligible for Medicare or are employed by another employer which provides medical benefits.

3. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate your employment for Cause and upon such termination, the Company shall be released from any and all further obligations under this Agreement, except for the obligation to pay accrued base salary, and accrued benefits owing to you through the termination date.

4. NON-COMPETITION. While you are employed by the Company and for a period of six (6) months after such employment terminates, whether voluntarily or involuntarily, you shall not directly or indirectly in any capacity, without the prior written consent of the Chief Executive Officer of the Company, which may be granted or withheld in the Company's sole and absolute discretion, carry on or engage or participate in the watch or jewelry business, in any individual or representative capacity, as a principal, for your own account, jointly with others as a partner, joint venturer, or shareholder of any other firm, corporation, partnership, association, or other entity, or as a consultant, contractor, subcontractor or agent or employee of any person, firm, corporation, partnership, association or other entity. You acknowledge and agree that the contents of this section are fair and reasonable and you waive any defenses that you may in the future claim against enforcement hereof on the basis of public policy principles, excessive scope, duration or geographic coverage or on any other basis. If notwithstanding the foregoing, any of the provisions of this section should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted by applicable laws.

5. NO SOLICITATION. While you are employed by the Company and for a period of twelve (12) months after the termination of such employment, whether voluntarily or involuntarily, you shall not, directly or indirectly, alone or with others, in any capacity, without the prior written consent of the Company, which may be granted or withheld in the Company's sole and absolute discretion, (a) employ, engage or retain any individual who is then an employee of the Company (or who had been an employee of the Company within six (6) months prior to the termination of your employment with the Company), or solicit, induce or persuade any such individual to terminate his or her employment relationship with the Company; or (b) request, induce, or advise any client of the Company (which you had reason to know was such a client or prospective client of the Company) to withdraw, curtail, or cancel any of its business with the Company.

6.    PROPRIETARY INFORMATION.

      6.1 You shall keep secret and retain in strictest confidence, and shall not use for the benefit of yourself or others, except in the course of performing your duties for the Company, all proprietary and/or confidential information, knowledge and data of the Company relating to its operations, sales, business or affairs, provided, however, that you shall not be restricted with respect to use of information that (i) is or becomes public knowledge through no action or default on your part; (ii) is disclosed to you by a third party, provided that the third party has the lawful right to make such disclosure; (iii) is approved by the Company in writing for disclosure to specified third parties; or (iv) is required to be disclosed by you pursuant to a court order or applicable rules and regulations.

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      6.2 You agree that all documents, records, reports, compilations, studies, computer files, e-mails and other tangible material containing confidential or proprietary information of the Company, whether created by you or others, which shall come into your custody or possession, shall be and are the exclusive property of the Company to be used by you only in the performance of your duties for the Company. All such materials or copies thereof and all tangible property of the Company in your custody or possession shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of your employment. After such delivery, you shall not retain any such materials or copies thereof or any such tangible property.

      6.3 You agree that your obligations not to disclose or to use information and materials of the types set forth in this Agreement, and your obligation to return materials and tangible property, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to you, provided, however, you shall not be restricted with respect to use of information that (i) is or becomes public knowledge through no action or default on your part; (ii) is disclosed to you by a third party, provided that the third party has the lawful right to make such disclosure; (iii) is approved by the Company in writing for disclosure to specified third parties; or (iv) is required to be disclosed by you pursuant to a court order or applicable rules and regulations.

7.    REMEDIES

      You acknowledge and agree that the Company's remedy at law for a breach or threatened breach of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by you of any provision of this Agreement, it is agreed that, in addition to any available remedy at law, the Company shall be entitled to, without posting any bond, specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable relief or remedy which may then be available; provided, however, nothing herein shall be deemed to relieve the Company of its burden to prove grounds warranting such relief nor preclude you from contesting such grounds or facts in support thereof. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach hereof.

8.    SEVERABILITY OF AGREEMENT

      The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. The parties agree that the covenants set forth herein are reasonable. Without limiting the foregoing, it is the intent of the parties that the covenants set forth herein be enforced to the maximum degree permitted by applicable law. As such, the parties ask that if any court of competent jurisdiction were to consider any provision of this Agreement to be overly broad based on the circumstances at the time enforcement is requested, that such court "blue pencil" the provision and enforce the provision to the full extent that such court deems it to be reasonable in scope.

9.    APPLICABLE LAW AND CONSENT TO JURISDICTION

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      The validity, construction, interpretation, and enforceability of this
      Agreement shall be determined and governed by the laws of the State of New Jersey without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction of, and agree that such litigation shall be conducted in, any federal or state courts of the State of New Jersey. The parties waive their right to trial by jury in any action brought by either against the other in connection with any matter arising out of this Agreement.

10.   NOTICES

      All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly delivered if delivered by hand or received by US Mail:

            If to Company - Movado Group, Inc.
                            650 From Road
                            Paramus, New Jersey 07652
                            Attn: Legal Department

                  or such other address which shall then be its primary U.S. corporate executive offices.

            If to you - at your home address as reflected in the Company's payroll records

14.   MISCELLANEOUS

      This Agreement sets forth the entire agreement between the Company and you and supersedes any and all prior agreements or understandings, if any, between the parties regarding the subject matter of this Agreement. No amendment or modification of this agreement shall be valid or effective, unless in writing and signed by the parties to this Agreement. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict adherence with every provision of this Agreement. This Agreement shall become effective on the date first set forth above. Headings in this Agreement are used solely for convenience and are not to be used in construing or interpreting this Agreement.

                                                          Very truly yours,

                                                          MOVADO GROUP, INC.

                                                   By /s/ Vivian D'Elia
                                                      -----------------------
                                                   Name: Vivian D'Elia
                                                   Title: Sr. V.P. HR
                                                   Date: 8/27/04

Agreed and accepted this
27 day of August, 2004,

/s/ Timothy F. Michno
-----------------------

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                                                                      SCHEDULE A

                           TERMS OF OPTION GRANT UNDER
                            1996 INCENTIVE STOCK PLAN
                          ( NONQUALIFIED STOCK OPTION)

      SECTION 1. GRANT OF OPTION.

      1.1 The Company hereby grants you an option (the "Option") to Purchase 20,000 shares of Stock at a purchase price per share equal to the Fair Market Value per share of the Stock on the Effective Date.

      1.2 The Option granted hereby is intended to be a nonqualified stock option subject to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to qualify for special tax provisions of Code Section 422.

      SECTION 2. EXERCISABILITY.

      2.1 The Option shall become cumulatively exercisable with respect to (a) one third of the shares of Stock subject thereto (rounded down to the next lower full share) commencing on the third anniversary of the date hereof, and (b) an additional third of the shares of Stock subject thereto on each of the next two following anniversary dates of the date hereof.

      2.2 The Option may at any time and from time to time be exercised in whole or in part for the shares of Stock subject thereto, within the limitations on exercisability set forth above.

      2.3 Unless terminated earlier, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the Effective Date.

      2.4 Upon the occurrence of a Change of Control (as defined in the Plan) prior to the date on which the Option expires, notwithstanding any other provision of the Plan, each installment of the Option that has not theretofore vested and become exercisable shall immediately vest and become exercisable; provided, however, that no installment of the Option may be exercised until six months after the date of grant.

      SECTION 3. METHOD OF EXERCISE.

      3.1 The Option or any part thereof may be exercised in accordance with the terms hereof only by giving written notice of exercise to the Company, on a form to be provided by the

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Company for that purpose, and by specifying the number of whole shares of Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

      3.2 Payment of the purchase price shall be made by you to the Company at the time of exercise as provided in Section 7(b) of the Plan and may be made in any manner permitted under the Plan. As soon as practicable after the Company receives payment of the purchase price, subject to the provisions of the Plan, the Company shall deliver to you a certificate or certificates for the shares of Stock so purchased.

      SECTION 4. TERMINATION OF EMPLOYMENT

      4.1 Notwithstanding anything to the contrary contained herein, the Option shall terminate and expire on the day your employment is terminated for Cause.

      4.2 If your employment with the Company terminates by reason of your voluntary resignation, or the termination of your employment by the Company without Cause, then the vested portion of the Option may be exercised until the earlier of (i) 60 days after the date on which the final payment of any salary or severance (exclusive of any other payments such as commissions , bonuses or reimbursements for expenses) due to you from the Company is made or (ii) the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4). The "vested portion" of the Option shall mean the portion thereof that is exercisable immediately prior to termination of your employment for any reason.

      4.3 If your employment terminates by reason of your retirement (i) at or after age 65, or (ii) before the age of 65 but after age 55 provided you have been employed by the Company for at least 10 years and further subject to the specific approval of the Committee (including any limitations or conditions the Committee may, in its discretion, impose which are not inconsistent with the express terms of the Plan), then the unvested portion of the Option shall immediately become vested and the Option may be exercised until the earlier of
(a) three years after termination of employment or (b) the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4). The Committee may in its discretion determine whether any leave of absence (including short-term or

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long-term disability or medical leave) shall constitute a termination of employment for purposes of this Agreement.

      4.4 If your employment terminates by reason of your (i) permanent disability (as determined by the Committee) and you have been employed by the Company for at least ten years, or (ii) death, then, in either case, the unvested portion shall immediately become vested and the Option shall be exercisable until the earlier of (a) three years after termination of your employment by reason of permanent disability or death or (b) the date on which the Option terminates or expires in accordance with the provisions of the Plan and this Agreement (other than this Section 4). In the case of your death, the Option shall be exercisable by the person to whom the Option passes under your will (or, if applicable, pursuant to the laws of descent and distribution).

      SECTION 5. NON-TRANSFERABILITY.

      No right granted to you under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by laws of descent and distribution. During your lifetime, all rights granted to you under the Plan or this Agreement shall be exercisable only by you .

      SECTION 6. NO SHAREHOLDER RIGHTS.

      You shall have no rights as a shareholder of the Company with respect to any shares subject to the Option until the date of the issuance of a stock certificate or certificates to you for such shares. Except for the adjustments made pursuant to Section 13 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      SECTION 7. PLAN PROVISIONS TO PREVAIL.

      This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof. If there is any inconsistency between any of the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

      SECTION 8. OPTIONEE'S ACKNOWLEDGMENTS.

      By entering into this Agreement you agree and acknowledge that (a) you have received and read a copy of the Plan and (b) none of the Company, the Board, the Committee, the

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Affiliates (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement.

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